FOUR SEASONS

Cousins

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Q2 2019

1

Cousins Properties	Q2 2019 Supplemental Information

FORWARD-LOOKING STATEMENTS

Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2018 and in the Quarterly Reports on Form 10-Q for the periods ended March 31, 2019 and June 30, 2019. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as the following: 2019 guidance and underlying assumptions; business and financial strategy; future debt financings; future acquisitions and dispositions of operating assets; future acquisitions and dispositions of land, including ground leases; future development and redevelopment opportunities, including fee development opportunities; future issuances and repurchases of common stock; future distributions; projected capital expenditures; market and industry trends; entry into new markets; future changes in interest rates; the benefits of the merger with TIER REIT, Inc. ("TIER"), including all future financial and operating results, plans, objectives, expectations, and intentions; benefits of the merger with TIER to tenants, employees, stockholders, and other constituents of the combined company; integrating TIER with us; and all statements that address operating performance, events, or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders.
Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital; the ability to refinance or repay indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions, investments, or dispositions; the potential dilutive effect of common stock or operating partnership unit issuances; the availability of buyers and pricing with respect to the disposition of assets; changes in national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate (including supply and demand changes), particularly in Atlanta, Austin, Charlotte, Phoenix, Tampa, and Dallas where we have high concentrations of our lease revenue; changes to our strategy with regard to land and other non-core holdings that require impairment losses to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants; the ability to lease newly developed and/or recently acquired space; the failure of a tenant to occupy leased space, and the risk of declining leasing rates; changes in the needs of our tenants brought about by the desire for co-working arrangements, trends toward utilizing less office space per employee, and the effect of telecommuting; the adverse change in the financial condition of one or more of our major tenants; volatility in interest rates and insurance rates; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); cyber security breaches; changes in senior management and the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust and meet regulatory requirements; potential changes to state, local, or federal regulations applicable to our business; material changes in the rates or the ability to pay dividends on common shares or other securities; potential changes to the tax laws impacting REITs and real estate in general; the ability to successfully integrate our operations and employees in connection with the merger with TIER; the ability to realize anticipated benefits and synergies of the merger with TIER; the amount of the costs, fees, expenses, and charges related to the merger with TIER; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by the Company and TIER, and those additional risks and factors discussed in reports filed with the SEC by the Company.
The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

Cousins Properties	3	Q2 2019 Supplemental Information

EARNINGS RELEASE

COUSINS PROPERTIES REPORTS SECOND QUARTER 2019 RESULTS

Highlights

•	Net loss per share was $0.20, net income per share was $0.24 before TIER transaction costs.

•	Funds From Operations per share was $0.28, Funds From Operations per share was $0.71 before TIER transaction costs.

•	Same property net operating income on a cash basis increased 5.5%.

•	Second generation net rent per square foot on a cash basis increased 4.9%.

•	Executed 1,089,318 square feet of office leases.

•	Closed a merger with TIER REIT, Inc. ("TIER") in which Cousins acquired TIER in a stock-for-stock transaction.

•	Completed a one-for-four reverse stock split.

•	Issued $650 million of senior unsecured notes in a private placement.

•
Executed a 15-year, 561,000 square foot lease for the proposed combined corporate headquarters of BB&T Corporation and SunTrust Banks, Inc. at Hearst Tower in Uptown Charlotte. The lease contains an option for the combined BB&T and SunTrust to purchase the building for $455.5 million.

•	Subsequent to quarter end, entered into an agreement to purchase Cousins' partner's 50% interest in Terminus in a transaction that valued the properties at $503 million.
ATLANTA (July 24, 2019) - Cousins Properties (NYSE:CUZ) today reported its results of operations for the quarter ended June 30, 2019.
Financial Results
Net loss available to common stockholders was $22.4 million, or $0.20 per share, for the second quarter of 2019, compared with net income available to common stockholders of $21.3 million, or $0.20 per share, for the second quarter of 2018. Net income available to common stockholders was $12.9 million, or $0.12 per share, for the six months ended June 30, 2019, compared with $37.3 million, or $0.36 per share, for the six months ended June 30, 2018.
Funds From Operations ("FFO") was $31.9 million, or $0.28 per share, for the second quarter of 2019, compared with $64.6 million, or $0.60 per share, for the second quarter of 2018. FFO was $116.4 million, or $1.05 per share, for the six months ended June 30, 2019, compared with $129.2 million, or $1.21 per share, for the six months ended June 30, 2018.
During the second quarter of 2019, the Company recorded $49.8 million in costs associated with the TIER transaction. Net income available to common stockholders excluding transaction costs was $27.4 million, or $0.24 per share, for the second quarter of 2019 and $62.8 million, or $0.57 per share, for the six months ended June 30, 2019. FFO excluding transaction costs was $81.7 million, or $0.71 per share, for the second quarter of 2019 and $166.2 million, or $1.50 per share, for the six months ended June 30, 2019.
2019 Guidance
The Company is adjusting its full year 2019 net income guidance to $1.00 to $1.12 per share ($1.41 to $1.53 excluding transaction costs) from $1.00 to $1.16 per share and its full year 2019 FFO guidance excluding transaction costs to $2.81 to $2.93 from $2.80 to $2.96 per share.

Cousins Properties	4	Q2 2019 Supplemental Information

EARNINGS RELEASE

The Company leaves unchanged the previously provided assumptions of its 2019 net income and FFO guidance, except for the following updates:

•	Same property net operating income growth of 3.25% to 5.25% on a cash basis, up from the previous range of 3% to 5%.

•	Gain on land sales of $14.5 million, up from $13.1 million, due to the $1.3 million gain recognized in the second quarter 2019.

•	General and administrative expenses of $34 million to $36 million, net of capitalized salaries, up from the previous range of $33.5 million to $35.5 million, due to the TIER transaction.

•	Interest and other expenses, net of capitalized interest, of $66 million to $68 million, up from the previous range of $50.5 million to $52.5 million, due to the TIER transaction.

•	GAAP straight-line rental revenue of $28.5 million to $30.5 million, up from the previous range of $22.5 million to $24.5 million, due to the TIER transaction.

•	Above and below market rental revenue of $10 million to $12 million, up from the previous range of $5.5 million to $7.5 million, due to the TIER transaction.

•
Fee and other income of $32 million to $34 million, up from the previous range of $28 million to $30 million, due to an increase in lease termination fees at Hearst Tower in connection with the BB&T/SunTrust lease.

•
The acquisition of our partner's interest in Terminus in the fourth quarter of 2019. This acquisition will trigger the consolidation of Terminus 100 and Terminus 200 at fair value and will result in Cousins recognizing a gain on the step up in basis of these properties to fair value.

•	The disposition of Woodcrest in the fourth quarter of 2019.
A reconciliation of projected net income per share to projected FFO per share is provided as follows:

	Full Year 2019 Range
	Low	High
Net income per share	$1.00	$1.12
Add: TIER Transaction costs	0.41	0.41
Net income per share before transaction costs	1.41	1.53
Add: Real estate depreciation and amortization	2.11	2.11
Less: Gain on step up in basis of Terminus 100 and 200	(0.71)	(0.71)
Funds From Operations per share before transaction costs	$2.81	$2.93
The Company's guidance is provided for information purposes based on current plans and assumptions and is subject to change.
Investor Conference Call and Webcast
The Company will conduct a conference call at 10:00 a.m. (Eastern Time) on Thursday, July 25, 2019, to discuss the results of the quarter ended June 30, 2019. The number to call for this interactive teleconference is (877) 247-1056. The live webcast of this call can be accessed on the Company's website, www.cousins.com, through the “Cousins Properties Second Quarter Conference Call” link on the Investor Relations page. A replay of the conference call will be available for seven days by dialing (877) 344-7529 and entering the passcode 10132976. The playback can also be accessed on the Company's website.
Acting through its operating partnership Cousins Properties, LP, Cousins Properties is a leading fully-integrated real estate investment trust (REIT) with extensive experience in development, acquisition, financing, management, and leasing. Based in Atlanta, the Company actively invests in top-tier urban office assets and opportunistic mixed-use properties in Sunbelt markets.

Cousins Properties	5	Q2 2019 Supplemental Information

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2019	December 31, 2018
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $500,509 and $421,495 in 2019 and 2018, respectively	$5,594,814	$3,603,011
Projects under development	287,619	24,217
Land	110,212	72,563
	5,992,645	3,699,791
Real estate assets and other assets held for sale, net of accumulated depreciation and amortization of $0 in 2019	29,193	—
Cash and cash equivalents	11,885	2,547
Restricted cash	2,182	148
Notes and accounts receivable	24,139	13,821
Deferred rents receivable	96,659	83,116
Investment in unconsolidated joint ventures	176,169	161,907
Intangible assets, net	283,139	145,883
Other assets	60,661	39,083
Total assets	$6,676,672	$4,146,296
Liabilities:
Notes payable	$1,837,449	$1,062,570
Accounts payable and accrued expenses	188,337	110,159
Deferred income	56,477	41,266
Intangible liabilities, net of accumulated amortization of $49,034 and $42,473 in 2019 and 2018, respectively	101,735	56,941
Other liabilities	123,056	54,204
Total liabilities	2,307,054	1,325,140
Commitments and contingencies
Equity:
Stockholders' investment:
Preferred stock, $1 par value, 20,000,000 shares authorized, 1,716,837 shares issued and outstanding in 2019 and 2018	1,717	1,717
Common stock, $1 par value, 300,000,000 and 175,000,000 shares authorized in 2019 and 2018, respectively, and 149,347,960 and 107,681,130 shares issued in 2019 and 2018, respectively	149,348	107,681
Additional paid-in capital	5,492,648	3,934,385
Treasury stock at cost, 2,584,933 shares in 2019 and 2018	(148,473)	(148,473)
Distributions in excess of cumulative net income	(1,189,567)	(1,129,445)
Total stockholders' investment	4,305,673	2,765,865
Nonredeemable noncontrolling interests	63,945	55,291
Total equity	4,369,618	2,821,156
Total liabilities and equity	$6,676,672	$4,146,296

Cousins Properties	6	Q2 2019 Supplemental Information

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Rental property revenues	$134,933	$114,337	$258,798	$228,045
Fee income	7,076	1,798	15,804	4,692
Other	11	493	151	1,093
	142,020	116,628	274,753	233,830
Expenses:
Rental property operating expenses	46,705	40,731	90,192	80,922
Reimbursed expenses	1,047	860	1,979	1,802
General and administrative expenses	8,374	8,071	19,834	14,880
Interest expense	12,059	9,714	22,879	19,492
Depreciation and amortization	50,904	45,675	96,765	90,768
Transaction costs	49,827	137	49,830	228
Other	624	44	804	364
	169,540	105,232	282,283	208,456
Income from unconsolidated joint ventures	3,634	5,036	6,538	7,921
Gain on sale of investment properties	1,304	5,317	14,415	4,945
Loss on extinguishment of debt	—	—	—	(85)
Net income (loss)	(22,582)	21,749	13,423	38,155
Net (income) loss attributable to noncontrolling interests	173	(473)	(491)	(836)
Net income (loss) available to common stockholders	$(22,409)	$21,276	$12,932	$37,319

Net income (loss) per common share - basic and diluted	$(0.20)	$0.20	$0.12	$0.36
Weighted average shares — basic	112,926	105,073	109,049	105,056
Weighted average shares — diluted	114,670	106,875	110,822	106,861

Note: The Company reclassified lease termination fees from other revenues to rental property revenues on the condensed consolidated statements of operations as a result of the adoption of Accounting Standards Update
    2016-02, "Leases". The prior period amounts were reclassified to conform to the current period presentation.

Cousins Properties	7	Q2 2019 Supplemental Information

KEY PERFORMANCE METRICS

	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st	2019 2nd	YTD 2019
Property Statistics
Consolidated Operating Properties	22	23	23	23	23	23	24	33	33
Consolidated Rentable Square Feet (in thousands)	11,428	11,936	11,944	11,944	12,203	12,203	12,573	18,372	18,372
Unconsolidated Operating Properties	4	4	4	4	4	4	5	5	5
Unconsolidated Rentable Square Feet (in thousands)	3,113	3,113	3,113	3,113	3,113	3,113	3,394	3,394	3,394
Total Operating Properties	26	27	27	27	27	27	29	38	38
Total Rentable Square Feet (in thousands)	14,541	15,049	15,057	15,057	15,316	15,316	15,967	21,766	21,766

Office Leasing Activity (1)
Net Leased during the Period (square feet in thousands)	2,190	330	328	486	455	1,597	682	1,089	1,771
Net Effective Rent Calculation (per square foot)
Net Rent	$29.41	$33.35	$32.40	$28.46	$31.02	$31.01	$27.86	$29.34	$28.77
Net Free Rent	(0.75)	(0.55)	(1.00)	(0.94)	(0.86)	(0.85)	(0.49)	(0.52)	(0.51)
Leasing Commissions	(2.32)	(2.67)	(2.49)	(2.40)	(2.17)	(2.41)	(1.13)	(2.34)	(1.88)
Tenant Improvements	(4.43)	(3.07)	(4.50)	(4.29)	(5.43)	(4.40)	(1.74)	(4.69)	(3.55)
Leasing Costs	(7.50)	(6.29)	(7.99)	(7.63)	(8.46)	(7.66)	(3.36)	(7.55)	(5.94)
Net Effective Rent	$21.91	$27.06	$24.41	$20.83	$22.56	$23.35	$24.50	$21.79	$22.83
Change in Second Generation Net Rent	19.6%	35.2%	34.2%	25.8%	36.0%	32.5%	22.8%	21.5%	21.8%
Change in Cash-Basis Second Generation Net Rent	6.9%	19.3%	13.1%	7.6%	13.1%	13.2%	7.1%	4.9%	5.5%

Same Property Information (2)
Percent Leased (period end)	92.6%	93.6%	93.5%	94.2%	94.5%	94.5%	94.4%	93.9%	93.9%
Weighted Average Occupancy	89.4%	92.0%	91.9%	91.8%	92.0%	91.9%	92.0%	91.8%	91.9%
Change in Net Operating Income (over prior year period)	4.4%	2.6%	1.3%	2.7%	1.8%	2.1%	4.3%	4.5%	4.4%
Change in Cash-Basis Net Operating Income (over prior year period)	5.3%	9.4%	4.1%	4.4%	1.2%	4.7%	4.0%	5.5%	4.8%

Development Pipeline
Estimated Project Costs (in thousands) (3)	$490,500	$271,500	$358,800	$362,900	$245,900	$245,900	$199,900	$427,900	$427,900
Estimated Project Costs (3) / Total Undepreciated Assets	9.9%	5.5%	7.2%	7.2%	4.7%	4.7%	3.8%	5.5%	5.5%

Market Capitalization (4)
Common Stock Price (period end)	$37.00	$34.72	$38.76	$35.56	$31.60	$31.60	$38.64	$36.17	$36.17
Common Stock/Units Outstanding (period end in thousands)	106,749	106,805	106,842	106,840	106,840	106,840	106,890	148,507	148,507
Equity Market Capitalization (in thousands)	$3,949,713	$3,708,270	$4,141,196	$3,799,230	$3,376,144	$3,376,144	$4,130,230	$5,371,498	$5,371,498
Debt (in thousands)	1,262.523	1,262,833	1,261,459	1,236,891	1,234,016	1,234,016	1,287,164	2,007,663	2,007,663
Total Market Capitalization (in thousands)	$5,212,227	$4,971,085	$5,402,655	$5,036,113	$4,610,152	$4,610,152	$5,417,403	$7,379,161	$7,379,161

Cousins Properties	8	Q2 2019 Supplemental Information

KEY PERFORMANCE METRICS

	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st	2019 2nd	YTD 2019
Credit Ratios (4)
Net Debt/Total Market Capitalization	21.4%	23.2%	21.3%	22.9%	26.7%	26.7%	23.7%	27.0%	27.0%
Net Debt/Total Undepreciated Assets	22.5%	23.5%	23.1%	22.9%	24.2%	24.2%	24.3%	25.7%	25.7%
Net Debt/Annualized Adjusted EBITDAre	3.75	3.77	3.76	3.65	3.68	3.68	3.29	5.21	(5) 5.21	(5)
Fixed Charges Coverage (Adjusted EBITDAre)	5.58	5.39	5.37	5.67	5.39	5.46	6.08	5.57	5.81

Dividend Information (4)
Common Dividend per Share (6)	$0.96	$0.26	$0.26	$0.26	$0.26	$1.04	$0.29	$0.29	$0.58
Funds From Operations (FFO) Payout Ratio before Transaction Costs	38.5%	42.2%	42.2%	40.5%	38.3%	40.8%	36.1%	52.1%	44.0%
Funds Available for Distribution (FAD) Payout Ratio	60.2%	61.9%	61.2%	59.1%	62.7%	61.2%	56.4%	131.6%	84.7%

Operations Ratio (4)
Annualized General and Administrative Expenses/Total Undepreciated Assets	0.56%	0.55%	0.65%	0.31%	0.26%	0.43%	0.87%	0.43%	0.51%

Additional Information (4) (in thousands, except per square foot amounts)
In-Place Gross Rent (per square foot) (7)	$34.19	$34.98	$35.08	$35.23	$36.41	$36.41	$36.95	$36.98	$36.98
Straight Line Rental Revenue	$30,973	$8,136	$5,690	$5,148	$7,043	$26,017	$8,732	$6,068	$14,800
Above and Below Market Rents Amortization	$7,221	$1,793	$1,714	$1,730	$1,640	$6,877	$1,670	$1,981	$3,651
Second Generation Capital Expenditures	$53,485	$11,256	$11,077	$15,152	$19,182	$56,667	$8,074	$40,604	$48,678

(1) See Office Leasing Activity on page 19 for additional detail and explanations.
(2) Same Property Information is derived from the pool of office properties, as defined, in the period originally reported. See Same Property Performance on page 18 and Non-GAAP Financial Measures - Calculations and Reconciliations on page 35 for additional information.
(3) Cousins' share of estimated project costs. See Development Pipeline on page 26 for additional detail.
(4) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.
(5) Given the timing of the closing of the TIER transaction, the actual calculation of this ratio is temporarily high for the second quarter of 2019 and is expected to decrease when a full quarter of TIER operations is included in EBITDAre. Second quarter EBITDAre, annualized for the calculation, includes 17 days of Legacy TIER operations while the total impact of the TIER transaction is included in net debt as of June 30, 2019.
(6) The fourth quarter 2016 dividend was declared and paid in the first quarter of 2017.
(7) In-place gross rent equals the annualized cash basis base rent including tenant's share of estimated operating expenses, if applicable, as of the end of the period divided by occupied square feet.

Cousins Properties	9	Q2 2019 Supplemental Information

KEY PERFORMANCE METRICS

(1) See note 5 on page 10 for additional detail.
(2) Office properties only.

Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

Cousins Properties	10	Q2 2019 Supplemental Information

FUNDS FROM OPERATIONS - SUMMARY (1)

	(amounts in thousands, except per share amounts)
	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st	2019 2nd	YTD 2019
Net Operating Income	$313,206	$80,578	$80,195	$80,858	$84,432	$326,063	$87,731	$97,417	$185,148
Gain on Sales of Undepreciated Investment Properties	67	330	2,449	—	512	3,291	13,132	1,337	14,469
Fee Income	8,632	2,894	1,798	2,519	2,878	10,089	8,728	7,075	15,803
Other Income	15,991	1,034	1,212	915	517	3,678	748	306	1,054
Reimbursed Expenses	(3,527)	(942)	(860)	(955)	(1,025)	(3,782)	(932)	(1,047)	(1,979)
General and Administrative Expenses	(27,523)	(6,809)	(8,071)	(3,913)	(3,247)	(22,040)	(11,460)	(8,374)	(19,834)
Interest Expense	(41,382)	(11,293)	(11,305)	(11,208)	(12,080)	(45,886)	(12,574)	(13,692)	(26,266)
Other Expenses	(3,690)	(695)	(365)	(257)	(325)	(1,642)	(404)	(50,699)	(51,103)
Depreciation and Amortization of Non-Real Estate Assets	(1,874)	(473)	(468)	(469)	(462)	(1,872)	(456)	(454)	(910)
FFO (1)	$259,900	$64,624	$64,585	$67,490	$71,200	$267,899	$84,513	$31,869	$116,382
TIER transaction costs	—	—	—	—	—	—	3	49,827	49,830
FFO before TIER transaction costs	$259,900	$64,624	$64,585	$67,490	$71,200	$267,899	$84,516	$81,696	$166,212
Weighted Average Shares - Diluted	105,824	106,845	106,875	106,880	106,871	106,868	106,901	114,670	110,822
FFO per Share (1)	$2.46	$0.60	$0.60	$0.63	$0.67	$2.51	$0.79	$0.28	$1.05
FFO per Share before TIER transaction costs	$2.46	$0.60	$0.60	$0.63	$0.67	$2.51	$0.79	$0.71	$1.50

(1) See pages 31 and 34 for reconciliations of Funds From Operations to net income available to common shareholders.

Cousins Properties	11	Q2 2019 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st	2019 2nd	YTD 2019

Net Operating Income
Consolidated Properties
Spring & 8th (2)	$50	$4,726	$4,608	$4,704	$7,412	$21,450	$7,218	$7,385	$14,603
Corporate Center (2)	20,889	5,780	5,956	5,947	6,263	23,946	6,386	6,785	13,171
Hearst Tower	26,186	6,493	6,426	6,456	6,544	25,919	6,492	6,512	13,004
Hayden Ferry (2)	21,950	5,766	5,433	5,894	6,372	23,465	5,945	6,154	12,099
Northpark (2)	20,506	5,731	5,814	6,204	6,669	24,418	6,463	6,039	12,502
Promenade	16,755	4,240	4,242	4,125	3,895	16,502	4,788	4,708	9,496
One Eleven Congress	15,146	4,036	4,039	4,034	4,109	16,218	4,446	4,515	8,961
Fifth Third Center	19,284	4,729	4,647	4,912	4,842	19,130	4,735	4,503	9,238
Buckhead Plaza (2)	17,516	4,330	4,382	4,367	3,772	16,851	4,047	3,968	8,015
San Jacinto Center	16,069	3,635	3,632	3,596	3,789	14,652	3,665	3,679	7,344
Colorado Tower	13,557	3,429	3,453	3,511	3,380	13,773	3,480	3,483	6,963
3344 Peachtree	10,909	2,994	3,069	2,970	3,149	12,182	3,142	3,328	6,470
816 Congress	10,898	2,780	2,911	3,016	2,949	11,656	3,290	2,879	6,169
NASCAR Plaza	10,189	2,652	2,590	2,683	2,409	10,334	2,538	2,494	5,032
3350 Peachtree	8,673	1,987	1,899	1,888	1,859	7,633	2,011	2,345	4,356
1200 Peachtree	—	—	—	—	—	—	775	2,318	3,093
8000 Avalon	433	1,357	1,350	1,144	1,581	5,432	1,714	1,916	3,630
The Domain (2)	—	—	—	—	—	—	—	1,881	1,881
Tempe Gateway	8,079	1,893	2,029	1,997	2,015	7,934	2,165	1,757	3,922
3348 Peachtree	6,146	1,405	1,360	1,472	1,483	5,720	1,527	1,499	3,026
111 West Rio	4,044	1,314	1,419	1,374	1,370	5,477	1,381	1,380	2,761
The Pointe	4,568	1,236	1,170	1,179	1,230	4,815	1,255	1,235	2,490
Meridian Mark Plaza	4,081	920	1,006	1,049	874	3,849	1,018	1,163	2,181
Research Park V	2,976	1,012	1,016	1,023	1,015	4,066	1,031	1,023	2,054
Bank of America Plaza	—	—	—	—	—	—	—	933	933
Briarlake Plaza (2)	—	—	—	—	—	—	—	852	852
The Terrace (2)	—	—	—	—	—	—	—	749	749
Burnett Plaza	—	—	—	—	—	—	—	710	710
Harborview Plaza	3,970	712	516	319	206	1,753	346	553	899
Legacy Union One	—	—	—	—	—	—	—	450	450
Domain Point (2)	—	—	—	—	—	—	—	348	348
Woodcrest (2)	—	—	—	—	—	—	—	274	274
5950 Sherry Lane	—	—	—	—	—	—	—	220	220
Subtotal - Consolidated	282,153	73,157	72,967	73,864	77,187	297,175	79,858	88,038	167,896

Cousins Properties	12	Q2 2019 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st	2019 2nd	YTD 2019
Unconsolidated Properties (4)
Terminus (2)	14,477	3,486	3,415	3,345	3,255	13,501	3,670	3,662	7,332
Gateway Village (2)	7,047	1,968	1,770	1,873	1,819	7,430	1,837	1,839	3,676
Carolina Square (2)	705	928	975	747	1,173	3,823	1,097	1,053	2,150
Emory University Hospital Midtown Medical Office Tower	3,913	990	1,031	1,028	975	4,024	1,027	1,036	2,063
Dimensional Place	—	—	—	—	—	—	206	1,770	1,976
Other (3)	4,911	49	37	1	23	110	36	19	55
Subtotal - Unconsolidated	31,053	7,421	7,228	6,994	7,245	28,888	7,873	9,379	17,252

Total Net Operating Income (1)	313,206	80,578	80,195	80,858	84,432	326,063	87,731	97,417	185,148

Gain on Sales of Undepreciated Investment Properties
Sales Less Cost of Sales - Consolidated	67	—	—	—	512	512	13,132	1,337	14,469
Sales Less Cost of Sales - Unconsolidated (4)	—	330	2,449	—	—	2,779	—	—	—
Total Gain on Sales of Undepreciated Investment Properties	67	330	2,449	—	512	3,291	13,132	1,337	14,469

Fee Income
Management Fees (5)	5,794	1,524	1,401	1,537	1,449	5,911	1,379	1,548	2,927
Development Fees	2,140	291	271	951	1,422	2,935	7,022	5,112	12,134
Leasing & Other Fees	698	1,079	126	31	7	1,243	327	415	742
Total Fee Income	8,632	2,894	1,798	2,519	2,878	10,089	8,728	7,075	15,803

Other Income
Termination Fees	9,270	360	639	276	273	1,548	520	190	710
Termination Fees - Unconsolidated (4)	1,294	—	—	—	—	—	3	4	7
Interest and Other Income	2,248	600	493	468	161	1,722	140	11	151
Interest and Other Income - Unconsolidated (4)	921	74	80	78	83	315	85	101	186
Gain on Extinguishment of Debt	2,258	—	—	93	—	93	—	—	—
Total Other Income	15,991	1,034	1,212	915	517	3,678	748	306	1,054

Total Fee and Other Income	24,623	3,928	3,010	3,434	3,395	13,767	9,476	7,381	16,857

Reimbursed Expenses	(3,527)	(942)	(860)	(955)	(1,025)	(3,782)	(932)	(1,047)	(1,979)

General and Administrative Expenses	(27,523)	(6,809)	(8,071)	(3,913)	(3,247)	(22,040)	(11,460)	(8,374)	(19,834)

Interest Expense
Consolidated Debt
2017 Senior Notes, Unsecured ($250M)	(4,842)	(2,489)	(2,490)	(2,488)	(2,491)	(9,958)	(2,490)	(2,489)	(4,979)
Term Loan, Unsecured	(6,198)	(1,858)	(2,088)	(2,205)	(2,344)	(8,495)	(2,422)	(2,421)	(4,843)
Credit Facility, Unsecured	(3,050)	(742)	(754)	(754)	(773)	(3,023)	(1,289)	(1,705)	(2,994)
Fifth Third Center	(5,052)	(1,247)	(1,241)	(1,235)	(1,228)	(4,951)	(1,221)	(1,215)	(2,436)
Promenade	(4,492)	(1,102)	(1,095)	(1,085)	(1,078)	(4,360)	(1,069)	(1,060)	(2,129)
Colorado Tower	(4,236)	(1,059)	(1,059)	(1,059)	(1,056)	(4,233)	(1,051)	(1,046)	(2,097)
2017 Senior Notes, Unsecured ($100M)	(2,937)	(1,036)	(1,037)	(1,036)	(1,036)	(4,145)	(1,036)	(1,037)	(2,073)
816 Congress Avenue	(3,233)	(799)	(795)	(792)	(787)	(3,173)	(784)	(779)	(1,563)
Meridian Mark Plaza	(1,483)	(366)	(368)	(359)	(360)	(1,453)	(358)	(357)	(715)
2019 Senior Notes, Unsecured ($275M)	—	—	—	—	—	—	—	(366)	(366)

Cousins Properties	13	Q2 2019 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st	2019 2nd	YTD 2019
2019 Senior Notes, Unsecured ($250M)	—	—	—	—	—	—	—	(326)	(326)
2019 Senior Notes, Unsecured ($125M)	—	—	—	—	—	—	—	(160)	(160)
Legacy Union One	—	—	—	—	—	—	—	(98)	(98)
Other (3)	(7,243)	(175)	(177)	(74)	(115)	(541)	(115)	(116)	(231)
Capitalized	9,242	1,095	1,390	1,536	881	4,902	1,015	1,116	2,131
Subtotal - Consolidated	(33,524)	(9,778)	(9,714)	(9,551)	(10,387)	(39,430)	(10,820)	(12,059)	(22,879)

Unconsolidated Debt (4)
Terminus (2)	(4,823)	(1,001)	(995)	(988)	(992)	(3,976)	(1,038)	(905)	(1,943)
Carolina Square (2)	(184)	(197)	(281)	(355)	(390)	(1,223)	(406)	(420)	(826)
Emory University Hospital Midtown Medical Office Tower	(1,285)	(317)	(315)	(314)	(311)	(1,257)	(310)	(308)	(618)
Other (3)	(1,566)	—	—	—	—	—	—	—	—
Subtotal - Unconsolidated	(7,858)	(1,515)	(1,591)	(1,657)	(1,693)	(6,456)	(1,754)	(1,633)	(3,387)

Total Interest Expense	(41,382)	(11,293)	(11,305)	(11,208)	(12,080)	(45,886)	(12,574)	(13,692)	(26,266)

Other Expenses
Severance	(446)	(195)	128	4	3	(60)	(23)	(23)	(46)
Partners' share of FFO in consolidated joint ventures	(16)	(144)	(134)	(121)	(159)	(558)	(171)	(192)	(363)
Property Taxes and Other Holding Costs	(764)	(130)	(152)	(148)	(153)	(583)	(184)	(209)	(393)
Loss on Extinguishment of Debt - Consolidated	—	(85)	—	—	—	(85)	—	—	—
Income Tax Expense	—	—	—	—	—	—	—	(242)	(242)
Predevelopment & Other Costs	(803)	(50)	(30)	8	(16)	(88)	(23)	(206)	(229)
Transaction Costs (6)	(1,661)	(91)	(177)	—	—	(268)	—	—	—
Transaction Costs - TIER (6)	—	—	—	—	—	—	(3)	(49,827)	(49,830)
Total Other Expenses	(3,690)	(695)	(365)	(257)	(325)	(1,642)	(404)	(50,699)	(51,103)

Depreciation and Amortization of Non-Real Estate Assets	(1,874)	(473)	(468)	(469)	(462)	(1,872)	(456)	(454)	(910)

FFO (1)	$259,900	$64,624	$64,585	$67,490	$71,200	$267,899	$84,513	$31,869	$116,382
Weighted Average Shares - Diluted	105,824	106,845	106,875	106,880	106,871	106,868	106,901	114,670	110,822
FFO per Share (1)	$2.46	$0.60	$0.60	$0.63	$0.67	$2.51	$0.79	$0.28	$1.05

Note: Amounts may differ slightly from other schedules contained herein due to rounding.
(1) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.
(2) Contains multiple buildings that are grouped together for reporting purposes.
(3) Primarily represents properties sold and loans repaid prior to June 30, 2019 that are not considered discontinued operations.
(4) Unconsolidated amounts include amounts recorded in unconsolidated joint ventures for the respective category multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes including these amounts in the categories indicated is meaningful to investors and analysts.

(5) Management Fees include reimbursement of expenses that are included in the "Reimbursed Expenses" line item.
(6) In 2017 and 2018, transaction costs related primarily to the transactions with Parkway Properties, Inc. In 2019, transaction costs relate to the merger with TIER REIT, Inc.

Cousins Properties	14	Q2 2019 Supplemental Information

PORTFOLIO STATISTICS

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (1)		% of Total Net Operating Income (3)	Property Level Debt ($000) (4)
				2Q19	1Q19 (2)	2Q19	1Q19 (2)
Spring & 8th (5)	765,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	7.5%	$—
Northpark (5)	1,539,000	Consolidated	100%	93.5%	92.4%	84.9%	86.9%	6.2%	—
Promenade	777,000	Consolidated	100%	89.5%	91.3%	89.1%	89.9%	4.8%	97,437
Buckhead Plaza (5)	671,000	Consolidated	100%	78.6%	82.4%	82.3%	81.6%	4.1%	—
Terminus (5)	1,226,000	Unconsolidated	50%	90.8%	90.8%	86.1%	87.9%	3.8%	98,225
3344 Peachtree	484,000	Consolidated	100%	94.1%	94.4%	93.1%	90.4%	3.4%	—
3350 Peachtree	413,000	Consolidated	100%	94.7%	94.7%	94.7%	88.1%	2.4%	—
1200 Peachtree	370,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	2.4%	—
8000 Avalon	229,000	Consolidated	90%	100.0%	100.0%	100.0%	100.0%	2.0%	—
3348 Peachtree	258,000	Consolidated	100%	92.5%	92.5%	93.3%	89.1%	1.5%	—
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.2%	23,228
Emory University Hospital Midtown Medical Office Tower	358,000	Unconsolidated	50%	99.6%	99.4%	97.5%	99.1%	1.1%	34,371
ATLANTA	7,250,000			93.0%	93.3%	90.7%	90.6%	40.4%	253,261

One Eleven Congress	519,000	Consolidated	100%	94.8%	94.0%	90.2%	88.7%	4.5%	—
San Jacinto Center	395,000	Consolidated	100%	96.3%	91.4%	89.9%	91.8%	3.8%	—
Colorado Tower	373,000	Consolidated	100%	100.0%	100.0%	99.8%	99.5%	3.6%	117,576
816 Congress	435,000	Consolidated	100%	89.1%	96.3%	93.9%	96.6%	3.0%	80,401
The Domain (5) (6)	1,287,000	Consolidated	100%	99.7%	100.0%	87.9%	100.0%	1.9%	—
Research Park V	173,000	Consolidated	100%	97.1%	97.1%	97.1%	97.1%	1.1%	—
The Terrace (5)	619,000	Consolidated	100%	89.8%	91.6%	85.6%	91.6%	0.8%	—
Domain Point (5)	242,000	Consolidated	96.5%	95.8%	87.7%	95.8%	87.7%	0.4%	—
AUSTIN	4,043,000			95.8%	95.5%	90.6%	94.8%	19.1%	197,977

Hearst Tower	966,000	Consolidated	100%	97.9%	97.2%	96.2%	97.1%	6.6%	—
Fifth Third Center	692,000	Consolidated	100%	92.6%	99.8%	92.6%	99.6%	4.6%	141,445
NASCAR Plaza	394,000	Consolidated	100%	98.2%	98.9%	96.1%	91.5%	2.6%	—
Gateway Village (5)	1,061,000	Unconsolidated	50%	99.4%	99.4%	99.4%	99.4%	1.9%	—
Dimensional Place	281,000	Unconsolidated	50%	95.6%	94.3%	94.3%	94.3%	1.8%	—
Bank of America Plaza	891,000	Consolidated	100%	89.7%	91.6%	87.3%	86.8%	1.0%	—
CHARLOTTE	4,285,000			95.0%	96.7%	93.7%	94.6%	18.5%	141,445

Hayden Ferry (5)	789,000	Consolidated	100%	96.6%	94.9%	94.0%	93.4%	6.3%	—
Tempe Gateway	264,000	Consolidated	100%	94.8%	94.8%	86.7%	95.4%	1.8%	—
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.4%	—
PHOENIX	1,278,000			96.8%	95.8%	93.6%	95.0%	9.5%	—

Corporate Center (5)	1,224,000	Consolidated	100%	98.3%	98.6%	97.2%	94.9%	7.0%	—
The Pointe	253,000	Consolidated	100%	96.3%	97.1%	97.1%	96.1%	1.3%	—
Harborview Plaza	205,000	Consolidated	100%	65.7%	64.1%	63.4%	59.2%	0.6%	—
TAMPA	1,682,000			94.0%	94.1%	93.1%	90.8%	8.9%	—

Cousins Properties	15	Q2 2019 Supplemental Information

PORTFOLIO STATISTICS

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (1)		% of Total Net Operating Income (3)	Property Level Debt ($000) (4)
				2Q19	1Q19 (2)	2Q19	1Q19 (2)
Legacy Union One	319,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	0.5%	68,515
5950 Sherry Lane	197,000	Consolidated	100%	92.8%	89.3%	88.3%	92.4%	0.2%	—
DALLAS	516,000			97.2%	95.9%	95.5%	97.1%	0.7%	68,515

Briarlake Plaza (5) - Houston	835,000	Consolidated	100%	87.5%	84.9%	84.3%	84.0%	0.9%	—
Burnett Plaza - Fort Worth	1,023,000	Consolidated	100%	88.9%	84.3%	86.1%	83.4%	0.7%	—
Carolina Square Office (7) - Chapel Hill	158,000	Unconsolidated	50%	79.5%	79.4%	79.5%	78.6%	0.3%	12,700
Woodcrest - Cherry Hill (5)	386,000	Consolidated	100%	82.4%	97.2%	87.8%	97.2%	0.3%	—
OTHER OFFICE	2,402,000			87.0%	86.5%	85.5%	85.7%	2.2%	12,700

TOTAL OFFICE	21,456,000			93.7%	93.9%	91.1%	92.0%	99.3%	$673,898

Other Properties
Carolina Square Apartments (246 Units) (7) - Chapel Hill	266,000	Unconsolidated	50%	99.2%	100.0%	91.9%	98.6%	0.6%	21,381
Carolina Square Retail (7) - Chapel Hill	44,000	Unconsolidated	50%	89.3%	89.3%	81.5%	81.5%	0.1%	3,536
TOTAL OTHER	310,000			97.8%	98.5%	90.4%	96.2%	0.7%	$24,917

TOTAL	21,766,000			93.7%	93.9%	91.1%	92.1%	100.0%	$698,815

See next page for footnotes

Cousins Properties	16	Q2 2019 Supplemental Information

PORTFOLIO STATISTICS

(1)	Represents the weighted average occupancy of the property over the period for which the property was available for occupancy.
(2)
For comparability purposes, end of period leased as of March 31, 2019 and weighted average occupancy for the three months ended March 31, 2019 for TIER properties are included in market and portfolio totals, prior to our period of ownership.

(3)
The Company's share of net operating income for the three months ended June 30, 2019. Given the timing of the closing of the TIER transaction, second quarter NOI includes 17 days of Legacy TIER operations and is not reflective of an entire quarter of operations.

(4)	The Company's share of property specific mortgage debt, net of unamortized loan costs, as of June 30, 2019.
(5)	Contains two or more buildings that are grouped together for reporting purposes.
(6)	Domain 11 went operational in the second quarter of 2019, and was 98.8% leased at quarter end. The weighted average occupancy for the three month period ended June 30, 2019 was 56.3%.
(7)	The Company's share of Carolina Square debt has been allocated to office, retail, and apartments based on their relative square footages.

Cousins Properties	17	Q2 2019 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

	COUSINS PROPERTIES INCORPORATED
	Net Operating Income ($ in thousands)
	Three Months Ended June 30,
	2019	2018	% Change
Rental Property Revenues (2)	$121,565	$116,274	4.6%
Rental Property Operating Expenses (2)	45,027	43,050	4.6%
Same Property Net Operating Income	$76,538	$73,224	4.5%

Cash-Basis Rental Property Revenues (3)	$114,790	$109,162	5.2%
Cash-Basis Rental Property Operating Expenses (4)	44,866	42,901	4.6%
Cash-Basis Property Net Operating Income	$69,924	$66,261	5.5%

End of Period Leased	93.9%	93.6%
Weighted Average Occupancy	91.8%	92.1%

	Six Months Ended June 30,
	2019	2018	% Change
Property Revenues (2)	$242,881	$232,285	4.6%
Property Operating Expenses (2)	89,659	85,542	4.8%
Property Net Operating Income	$153,222	$146,743	4.4%

Cash-Basis Property Revenues (3)	$226,376	$216,051	4.8%
Cash-Basis Property Operating Expenses (4)	89,332	85,245	4.8%
Cash-Basis Property Net Operating Income	$137,044	$130,806	4.8%

Weighted Average Occupancy	91.9%	92.1%

(1)
Same Properties include those office properties that were fully operational in each of the comparable reporting periods. See Non-GAAP Financial Measures - Calculations and Reconciliations. Properties included in the Same Property pool this reporting period are as follows:

	111 West Rio	Emory University Hospital Midtown Medical Office Tower	Northpark
	816 Congress	Fifth Third Center	One Eleven Congress
	3344 Peachtree	Gateway Village	Promenade
	3348 Peachtree	Harborview Plaza	Research Park V
	3350 Peachtree	Hayden Ferry	San Jacinto Center
	Buckhead Plaza	Hearst Tower	Tempe Gateway
	Colorado Tower	Meridian Mark Plaza	Terminus
	Corporate Center	Nascar Plaza	The Pointe
(2)
Rental Property Revenues and Expenses include results for the Company and its share of unconsolidated joint ventures and exclude termination fee income. Net operating income for unconsolidated joint ventures is calculated as rental property revenues less termination fee income and rental property expenses at the joint ventures multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.

(3)
Cash-Basis Rental Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Revenues, excluding termination fee income, straight-line rents, amortization of lease inducements, and amortization of acquired above and below market rents.

(4)
Cash-Basis Rental Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.

Cousins Properties	18	Q2 2019 Supplemental Information

OFFICE LEASING ACTIVITY(1)

	Three Months Ended June 30, 2019				Six Months Ended June 30, 2019
	New	Renewal	Expansion	Total	New	Renewal	Expansion	Total
Gross leased (square feet)				1,180,873				1,979,554
Less: Leases one year or less, amenity leases, percentage rent leases, storage leases, intercompany leases, and license agreements				(91,555)				(208,107)
Net leased (square feet)	774,145	215,838	99,335	1,089,318	1,240,158	398,525	132,764	1,771,447
Number of transactions	17	16	7	40	25	29	15	69
Lease term (years) (2)	13.2	4.3	7.3	10.9	9.7	5.9	7.3	8.7

Net Effective Rent Calculation (per square foot per year) (2)
Net annualized rent (3)	$29.23	$25.97	$37.56	$29.34	$28.36	$28.03	$34.87	$28.77
Net free rent	(0.59)	(0.26)	(0.60)	(0.52)	(0.49)	(0.53)	(0.67)	(0.51)
Leasing commissions	(2.20)	(2.42)	(3.30)	(2.34)	(1.61)	(2.34)	(2.96)	(1.88)
Tenant improvements	(4.76)	(4.24)	(5.12)	(4.69)	(3.41)	(3.44)	(5.17)	(3.55)
Leasing Costs	(7.55)	(6.92)	(9.02)	(7.55)	(5.51)	(6.31)	(8.80)	(5.94)
Net effective rent	$21.68	$19.05	$28.54	$21.79	$22.85	$21.72	$26.07	$22.83

Second generation leased square footage (4)(5)				907,504				1,190,961
Increase in second generation net rent per square foot (2)(3)(4)(5)				21.5%				21.8%
Increase in cash-basis second generation net rent per square foot (2)(4)(5)				4.9%				5.5%

(1) Excludes apartment and retail leasing at our mixed-use projects.
(2) Weighted average.
(3) Straight-line net rent per square foot (operating expenses deducted from gross leases) over the lease term.
(4) Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, and leases for spaces that have been vacant for one year or more.
 (5) Increase in net rent at the end of term paid by the prior tenant compared to net rent at the beginning of term paid by the current tenant. For early renewals, the increase in net rent at the end of term of the original lease is compared to net rent at the beginning of the extended term of the lease.

Cousins Properties	19	Q2 2019 Supplemental Information

OFFICE LEASE EXPIRATIONS

Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rents ($000's) (2)	% of Annual Contractual Rents	Annual Contractual Rent/Sq. Ft.

2019	486,303	2.6%	$16,222	2.1%	$33.36
2020	1,554,345	8.4%	54,903	7.2%	35.32
2021	2,164,957	11.7%	78,057	10.3%	36.05
2022	1,412,750	7.6%	57,780	7.6%	40.90
2023	1,580,877	8.5%	65,840	8.7%	41.65
2024	1,369,973	7.4%	55,953	7.4%	40.84
2025	1,858,657	10.0%	81,716	10.8%	43.96
2026	1,899,138	10.2%	74,202	9.8%	39.07
2027	1,177,145	6.4%	47,057	6.2%	39.98
2028 &Thereafter	5,026,329	27.2%	228,293	29.9%	45.42

Total	18,530,474	100.0%	$760,023	100.0%	$41.01

Lease Expirations Greater than 100,000 Square Feet Through Year End 2020

Expiration Date	Tenant	Market	Building	Square Feet Expiring
December 2020	Bank of America	Charlotte	Bank of America Plaza	294,607
August 2020	Conduent Inc.	Cherry Hill	Woodcrest	150,859
September 2020	Time Warner Cable	Austin	Domain Point	112,190

(1) Company's share.
(2) Annual Contractual Rents are the estimated rents in the year of expiration. It includes the minimum base rent and an estimate of operating expenses, if applicable, as defined in the respective leases.

Cousins Properties	20	Q2 2019 Supplemental Information

OFFICE LEASE EXPIRATIONS

Lease Expirations by Year (1)

6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
Square Feet
486,303
1,554,345
2,164,957
1,412,750
1,580,877
1,369,973
1,858,657
1,899,138
1,177,145
5,026,329
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028 & Thereafter
2.6%
8.4%
11.7%
7.6%
8.5%
7.4%
10.0%
10.2%
6.4%
27.2%
% of Leased Space

(1) Company's share

Cousins Properties	21	Q2 2019 Supplemental Information

TOP 20 OFFICE TENANTS

	Tenant (1)	Number of Properties Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Rent (2)	Percentage of Company's Share of Annualized Rent	Weighted Average Remaining Lease Term (Years)
1	Bank of America	5	2	1,457,686	$40,646,038	6.1%	5
2	NCR Corporation	1	1	762,090	34,971,957	5.3%	14
3	Amazon	4	3	366,422	16,602,557	2.5%	6
4	Expedia, Inc.	1	1	296,955	13,350,230	2.0%	10
5	Norfolk Southern Corporation	2	1	394,621	11,271,065	1.7%	3
6	Wells Fargo Bank, N.A.	5	4	236,033	9,546,933	1.4%	3
7	Apache Corporation	1	1	210,012	9,129,826	1.4%	5
8	Americredit Financial Services (dba GM Financial)	2	2	315,463	8,055,817	1.2%	11
9	Parsley Energy, L.P.	1	1	135,107	7,944,527	1.2%	6
10	Encana Oil & Gas (USA) Inc.	1	1	318,582	7,716,734	1.2%	8
11	ADP, LLC	1	1	225,000	7,307,064	1.1%	9
12	McGuirewoods LLP	3	3	197,282	6,718,954	1.0%	7
13	Westrock Shared Services, LLC	1	1	205,185	6,539,316	1.0%	11
14	Dimensional Fund Advisors LP	1	1	132,434	6,235,230	0.9%	15
15	Samsung Engineering America	1	1	133,860	5,857,544	0.9%	7
16	General Services Adminstration	3	3	220,600	5,836,502	0.9%	4
17	Regus Equity Business Centers, LLC	6	4	146,852	5,826,720	0.9%	3
18	Anthem (fka Blue Cross Blue Shield)	1	1	198,834	5,642,481	0.9%	2
19	OSI Restaurant Partners, LLC (dba Outback Steakhouse)	1	1	167,723	5,504,516	0.8%	6
20	NASCAR Media Group, LLC	1	1	139,861	5,503,686	0.8%	2
	Total			6,260,602	$220,207,697	33.2%	7

(1)	In some cases, the actual tenant may be an affiliate of the entity shown.
(2)
Annualized Rent represents the annualized rent including tenant's share of estimated operating expenses, if applicable, paid by the tenant as of the date of this report. If the tenant is in a free rent period as of the date of this report, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay rent.

Note:	This schedule includes tenants whose leases have commenced and/or who have taken occupancy. Leases that have been signed but have not commenced are excluded.

Cousins Properties	22	Q2 2019 Supplemental Information

TENANT INDUSTRY DIVERSIFICATION

Percentage of Company's Share of Annualized Rent

Technology 17.7%
Financial 19.4%
Professional Services 13.7%
Government 1.4%
Construction/Design 1.9%
Transportation 1.9%
Marketing/Media/ Creative 3.3%
Legal 11.3%
Insurance 3.5%
Real Estate 3.6%
Consumer Goods & Services 6.6%
Health Care 4.1%
Other 5.5%
Energy 6.1%

Note: Management uses SIC codes when available along with judgment to determine tenant industry classification.

Cousins Properties	23	Q2 2019 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Acquisitions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price ($ in thousands) (1)

2019
1200 Peachtree	Office	Atlanta	100.0%	1Q	370,000	$82,000
TIER REIT, Inc.	Office	Various	Various	2Q	5,799,000	(2)

2017
111 West Rio (3)	Office	Phoenix	100.0%	1Q	225,000	19,600

2016
Parkway Properties	Office	Various	Various	4Q	8,819,000	(4)
Cousins Fund II, L.P. (5)	Office	Various	100.0%	4Q	(5)	279,100

2014
Fifth Third Center	Office	Charlotte	100.0%	3Q	698,000	215,000
Northpark	Office	Atlanta	100.0%	4Q	1,528,000	348,000

					17,439,000	$943,700

Completed Property Developments

Project	Type	Market	Company's Ownership Interest	Timing	Square Feet	Total Project Cost ($ in thousands) (1)

2019
Dimensional Place	Office	Charlotte	50.0%	1Q	281,000	$96,000

2018
Spring & 8th	Office	Atlanta	100.0%	1Q/4Q	765,000	332,500

2017
8000 Avalon	Office	Atlanta	90.0%	2Q	229,000	73,000
Carolina Square	Mixed	Chapel Hill	50.0%	3Q	468,000	123,000

2015
Colorado Tower	Office	Austin	100.0%	1Q	373,000	126,100
Emory Point - Phase II	Mixed	Atlanta	75.0%	3Q	302,000	75,400
Research Park V	Office	Austin	100.0%	4Q	173,000	45,000

					2,591,000	$871,000

(1) Except as otherwise noted, amounts represent total purchase prices,total project cost paid by the company, and, where applicable, its joint venture partner, including certain allocated costs required by GAAP that are not incurred in a joint venture.
(2) Properties acquired in the merger with TIER REIT, Inc.
(3) Purchased outside interest of 25.4% in 111 West Rio.
(4) Properties acquired in the merger/spin with Parkway Properties, Inc.
(5) Purchased the outside interest (approximately 70%) in a consolidated partnership for $279.1 million.

Cousins Properties	24	Q2 2019 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Dispositions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price ($ in thousands) (1)
2017
Emory Point I and II	Mixed	Atlanta	75.0%	2Q	786,000	$199,000
American Cancer Society Center	Office	Atlanta	100.0%	2Q	996,000	166,000
Bank of America Center, One Orlando ---Centre, and Citrus Center	Office	Orlando	100.0%	4Q	1,038,000	208,100
Courvoisier Centre (2)	Office	Miami	20.0%	4Q	343,000	33,900

2016
100 North Point Center East	Office	Atlanta	100.0%	1Q	129,000	22,000
Post Oak Central and Greenway Plaza (3)	Office	Houston	100.0%	4Q	5,628,000	—
Two Liberty Place	Office	Philadelphia	100.0%	4Q	941,000	219,000
191 Peachtree	Office	Atlanta	100.0%	4Q	1,225,000	267,500
Lincoln Place	Office	Miami	100.0%	4Q	140,000	80,000
The Forum	Office	Atlanta	100.0%	4Q	220,000	70,000

2015
2100 Ross	Office	Dallas	100.0%	3Q	844,000	131,000
200, 333, and 555 North Point Center East	Office	Atlanta	100.0%	4Q	411,000	70,300
The Points at Waterview	Office	Dallas	100.0%	4Q	203,000	26,800

2014
Lakeshore and University Park Place	Office	Birmingham	100.0%	3Q	320,000	44,700
Mahan Village	Retail	Florida	50.5%	4Q	147,000	29,500
Cousins Watkins LLC	Retail	Other	50.5%	4Q	339,000	50,000
777 Main	Office	Fort Worth	100.0%	4Q	980,000	167,000
					14,690,000	$1,784,800

(1) Except as otherwise noted, amounts represent total gross sales prices received by the Company and, where applicable, its joint venture partner.
(2) The Company sold its partnership interest for $12.6 million in a transaction that valued its interest in the property at $33.9 million, prior to deduction for existing mortgage debt.
(3) These properties were spun off as part in the merger/spin with Parkway Properties, Inc.

Cousins Properties	25	Q2 2019 Supplemental Information

DEVELOPMENT PIPELINE (1)

Project	Type	Market	Company's Ownership Interest	Construction Start Date	Number of Square Feet /Apartment Units	Estimated Project Cost (1) (2) ($ in thousands)	Company's Share of Estimated Project Cost (2) ($ in thousands)	Project Cost Incurred to Date (2) ($ in thousands)	Company's Share of Project Cost Incurred to Date (2) ($ in thousands)	Percent Leased	Initial Occupancy (3)	Estimated Stabilization (4)

120 West Trinity	Mixed	Atlanta	20%	1Q17		$85,000	$17,000	$58,566	$11,713
Office					33,000					100%	2Q20	2Q20
Retail					19,000					—%	1Q20	3Q20
Apartments					330					—%	4Q19	2Q20

10000 Avalon	Office	Atlanta	90%	3Q18	251,000	96,000	86,400	57,689	51,920	52%	1Q20	1Q21

300 Colorado	Office	Austin	50%	4Q18	358,000	193,000	96,500	69,822	34,911	87%	1Q21	1Q22

Domain 10	Office	Austin	100%	4Q18	300,000	111,000	111,000	40,692	40,692	63%	3Q20	3Q21

Domain 12	Office	Austin	100%	2Q18	320,000	117,000	117,000	69,517	69,517	100%	1Q20	2Q20

Total						$602,000	$427,900	$296,286	$208,753

(1)
This schedule shows projects currently under active development through the substantial completion of construction. Amounts included in the estimated project cost column are the estimated costs of the project through stabilization. Significant estimation is required to derive these costs, and the final costs may differ from these estimates. The projected stabilization dates are also estimates and are subject to change as the project proceeds through the development process.

(2)
Estimated and incurred project costs include financing costs only on project-specific debt, and exclude certain allocated capitalized costs required by GAAP that are not incurred in a joint venture and fair value adjustments for legacy TIER projects that were recorded as a result of the merger.

(3)	Represents the quarter within which the Company estimates the first tenant will take occupancy.
(4)	Stabilization is the earlier of the quarter within which the Company estimates it will achieve 90% economic occupancy or one year from initial occupancy.

Cousins Properties	26	Q2 2019 Supplemental Information

LAND INVENTORY

	Market	Type	Company's Ownership Interest	Total Developable Land (Acres)	Cost Basis of Land ($ in thousands)

3354 Peachtree	Atlanta	Commercial	95%	3.0
901 West Peachtree (1)	Atlanta	Commercial	100%	0.8
North Point	Atlanta	Commercial	100%	9.2
The Avenue Forsyth - Adjacent Land	Atlanta	Commercial	100%	10.4
Wildwood Office Park	Atlanta	Commercial	50%	14.0
Domain 9	Austin	Commercial	100%	2.5
Domain 14 & 15	Austin	Commercial	100%	5.6
Legacy Union Two & Three	Dallas	Commercial	95%	4.0
Victory Center	Dallas	Commercial	75%	3.0
Burnett Plaza - Adjacent Land	Fort Worth	Commercial	100%	1.4
Corporate Center 6	Tampa	Commercial	100%	7.0
100 Mill	Tempe	Commercial	90%	2.5
Padre Island	Corpus Christi	Residential	50%	15.0

Total				78.4	$143,086
Company's Share				62.6	$121,110

(1)	Includes two ground leases with future obligations to purchase.

Cousins Properties	27	Q2 2019 Supplemental Information

DEBT SCHEDULE

				Company's Share of Debt Maturities and Principal Payments
				($ in thousands)
Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date	2019	2020	2021	2022	2023	Thereafter	Total Principal	Deferred Loan Costs	Above / Below Market Value	Total

Consolidated Debt - Floating Rate
Term Loan, Unsecured (LIBOR + 1.20%-1.70%) (1)	100%	3.60%	12/2/21	$—	$—	$250,000	$—	$—	$—	$250,000	$(976)	$—	$249,024
Credit Facility, Unsecured (LIBOR + 1.05%-1.45%) (2)	100%	3.45%	1/3/23	—	—	—	—	64,000	—	64,000	—	—	64,000
Total Floating Rate Debt				—	—	250,000	—	64,000	—	314,000	(976)	—	313,024

Consolidated Debt - Fixed Rate
2019 Senior Notes, Unsecured (3)	100%	3.95%	7/6/29	—	—	—	—	—	275,000	275,000	(1,121)	—	273,879
2017 Senior Notes, Unsecured	100%	3.91%	7/6/25	—	—	—	—	—	250,000	250,000	(1,099)	—	248,901
2019 Senior Notes, Unsecured (3)	100%	3.86%	7/6/28	—	—	—	—	—	250,000	250,000	(1,019)	—	248,981
Fifth Third Center	100%	3.37%	10/1/26	1,596	3,274	3,386	3,502	3,622	126,547	141,927	(482)	—	141,445
2019 Senior Notes, Unsecured (3)	100%	3.78%	7/6/27	—	—	—	—	—	125,000	125,000	(509)	—	124,491
Colorado Tower	100%	3.45%	9/1/26	1,181	2,425	2,510	2,598	2,689	106,863	118,266	(690)	—	117,576
2017 Senior Notes, Unsecured	100%	4.09%	7/6/27	—	—	—	—	—	100,000	100,000	(429)	—	99,571
Promenade	100%	4.27%	10/1/22	1,643	3,394	3,541	89,052	—	—	97,630	(193)	—	97,437
816 Congress	100%	3.75%	11/1/24	853	1,754	1,821	1,891	1,963	72,558	80,840	(439)	—	80,401
Legacy Union One (4)	100%	4.24%	1/1/23	—	—	—	—	66,000	—	66,000	—	2,515	68,515
Meridian Mark Plaza	100%	6.00%	8/1/20	277	22,978	—	—	—	—	23,255	(27)	—	23,228
Total Fixed Rate Debt				5,550	33,825	11,258	97,043	74,274	1,305,968	1,527,918	(6,008)	2,515	1,524,425

Total Consolidated Debt				5,550	33,825	261,258	97,043	138,274	1,305,968	1,841,918	(6,984)	2,515	1,837,449

Unconsolidated Debt - Floating Rate
Carolina Square (LIBOR + 1.90%) (5)	50%	4.30%	5/1/20	—	37,617	—	—	—	—	37,617	—	—	37,617
300 Colorado (LIBOR + 2.25%) (6)	50%	4.65%	1/17/22	—	—	—	1	—	—	1	—	—	1
Total Floating Rate Debt				—	37,617	—	1	—	—	37,618	—	—	37,618
									.
Unconsolidated Debt - Fixed Rate
Terminus 100	50%	5.25%	1/1/23	757	1,575	1,659	1,749	54,090	—	59,830	(45)	—	59,785
Terminus 200	50%	3.79%	1/1/23	419	863	896	931	35,350	—	38,459	(19)	—	38,440
Emory University Hospital Midtown Medical Office Tower	50%	3.50%	6/1/23	410	842	872	903	31,437	—	34,464	(93)	—	34,371
Total Fixed Rate Debt				1,586	3,280	3,427	3,583	120,877	—	132,753	(157)	—	132,596

Total Unconsolidated Debt				1,586	40,897	3,427	3,584	120,877	—	170,371	(157)	—	170,214

Total Debt				$7,136	$74,722	$264,685	$100,627	$259,151	$1,305,968	$2,012,289	$(7,141)	$2,515	$2,007,663

Total Maturities (7)				$—	$60,260	$250,000	$86,296	$250,491	$1,286,024	$1,933,071
% of Maturities				—%	3%	13%	5%	13%	66%	100%

Cousins Properties	28	Q2 2019 Supplemental Information

DEBT SCHEDULE

Floating and Fixed Rate Debt Analysis

	Total Debt Principal ($)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Yrs.)
Floating Rate Debt	$351,618	17%	3.65%	2.5
Fixed Rate Debt	1,660,671	83%	3.92%	7.0
Total Debt	$2,012,289	100%	3.88%	6.2

(1) The spread over LIBOR at June 30, 2019 was 1.20%.
(2) As of June 30, 2019, the Company had $64.0 million drawn under the Credit Facility and had the ability to borrow $936.0 million of the $1 billion available. The spread over LIBOR at June 30, 2019 was 1.05%.
(3) These Senior Unsecured Notes were funded on June 19, 2019.
(4) The Company assumed the loan in connection with the merger with TIER.
(5) The Company's share of the total borrowing capacity of the facility is $39.9 million. In April 2019, Carolina Square Holdings LP joint venture executed the second of two one-year extensions for its associated construction loan, extending the maturity date to May 2020.
(6) The Company's share of the total borrowing capacity of the facility is $63.0 million.
(7) Maturities include lump sum principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.

Cousins Properties	29	Q2 2019 Supplemental Information

DEBT SCHEDULE

Debt Maturity Schedule as of June 30, 2019
$ (in thousands)
300,000
250,000
200,000
150,000
100,000
50,000
0
0
60,260
250,000
86,296
250,491
70,865
250,000
215,159
225,000
250,000
275,000
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
Consolidated
Unconsolidated

Cousins Properties	30	Q2 2019 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st	2019 2nd	YTD 2019

FFO and EBITDAre
Net income available to common stockholders	$216,275	$16,043	$21,276	$19,485	$22,360	$79,164	$35,341	$(22,409)	$12,932
Depreciation and amortization of real estate assets:
Consolidated properties	194,869	44,620	45,207	44,599	45,084	179,510	45,405	50,450	95,855
Share of unconsolidated joint ventures	13,191	3,419	3,016	3,119	3,524	13,078	3,254	4,154	7,408
Partners' share of real estate depreciation	(23)	(69)	(70)	(72)	(91)	(302)	(96)	(99)	(195)
(Gain) loss on sale of depreciated properties:
Consolidated properties	(133,043)	372	(5,317)	33	(13)	(4,925)	21	33	54
Share of unconsolidated joint ventures	(35,050)	(48)	63	—	14	29	—	5	5
Non-controlling interest related to unit holders	3,681	287	410	326	322	1,345	588	(265)	323
FFO	259,900	64,624	64,585	67,490	71,200	267,899	84,513	31,869	116,382
Interest Expense	41,382	11,293	11,305	11,208	12,080	45,886	12,574	13,692	26,266
Non-Real Estate Depreciation and Amortization	1,874	473	468	469	462	1,872	456	454	910
EBITDAre (1)	303,156	76,390	76,358	79,167	83,742	315,657	97,543	46,015	143,558
Transaction Costs (2)	1,661	91	137	—	20	248	3	49,827	49,830
(Gain) Loss on Extinguishment of Debt	(2,258)	85	—	(93)	—	(8)	—	—	—
Adjusted EBITDAre (1)	302,559	76,566	76,495	79,074	83,762	315,897	97,546	95,842	193,388

Income from Unconsolidated Joint Ventures
Net Operating Income
Office Properties	27,187	6,933	6,685	6,557	6,469	26,644	7,006	8,670	15,676
Other Properties	3,866	488	543	437	776	2,244	867	709	1,576
Net Operating Income	31,053	7,421	7,228	6,994	7,245	28,888	7,873	9,379	17,252
Sales Less Cost of Sales	—	330	2,449	—	—	2,779	—	—	—
Interest Expense	(7,859)	(1,515)	(1,591)	(1,657)	(1,693)	(6,456)	(1,754)	(1,633)	(3,387)
Termination Fee Income	1,294	—	—	—	—	—	3	4	7
Other Income	768	20	27	36	37	120	36	43	79
Funds from Operations - Unconsolidated Joint Ventures	25,256	6,256	8,113	5,373	5,589	25,331	6,158	7,793	13,951
Gain (Loss) on Sale of Depreciated Investment Properties, net	35,050	48	(61)	(2)	(14)	(29)	—	(5)	(5)
Depreciation and Amortization of Real Estate	(13,191)	(3,419)	(3,016)	(3,119)	(3,524)	(13,078)	(3,254)	(4,154)	(7,408)
Income from Unconsolidated Joint Ventures	47,115	2,885	5,036	2,252	2,051	12,224	2,904	3,634	6,538

Market Capitalization
Common Stock Price at Period End	$37.00	$34.72	$38.76	$35.56	$31.60	$31.60	$38.64	$36.17	$36.17
Number of Common Stock/Units Outstanding at Period End	106,749	106,805	106,842	106,840	106,840	106,840	106,890	148,507	148,507
Common Stock Capitalization	3,949,713	3,708,270	4,141,196	3,799,230	3,376,144	3,376,144	4,130,230	5,371,498	5,371,498

Debt	1,093,228	1,091,258	1,089,264	1,065,012	1,062,570	1,062,570	1,116,474	1,837,449	1,837,449
Share of Unconsolidated Debt	169,295	171,575	172,195	171,879	171,446	171,446	170,690	170,214	170,214
Debt (1)	1,262,523	1,262,833	1,261,459	1,236,891	1,234,016	1,234,016	1,287,164	2,007,663	2,007,663

Total Market Capitalization	5,212,227	4,971,085	5,402,655	5,036,113	4,610,152	4,610,152	5,417,403	7,379,161	7,379,161

Cousins Properties	31	Q2 2019 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st	2019 2nd	YTD 2019

Credit Ratios
Net Debt (Debt (1) minus Cash)	1,113,594	1,154,681	1,151,227	1,154,185	1,231,469	1,231,469	1,283,708	1,995,778	1,995,778
Total Market Capitalization	5,212,227	4,971,085	5,402,655	5,036,113	4,610,152	4,610,152	5,417,403	7,379,161	7,379,161
Net Debt / Total Market Capitalization	21.4%	23.2%	21.3%	22.9%	26.7%	26.7%	23.7%	27.0%	27.0%

Total Assets - Consolidated	4,204,619	4,159,310	4,166,252	4,143,599	4,146,296	4,146,296	4,251,193	6,676,672	6,676,672
Accumulated Depreciation - Consolidated	380,908	427,216	474,064	546,989	566,749	566,749	643,140	696,531	696,531
Undepreciated Assets - Unconsolidated (1)	455,100	481,858	490,418	511,766	530,076	530,076	553,098	568,387	568,387
Less: Investment in Unconsolidated Joint Ventures	(101,414)	(145,465)	(143,201)	(154,070)	(161,907)	(161,907)	(167,429)	(176,169)	(176,169)
Total Undepreciated Assets (1)	4,939,213	4,922,919	4,987,533	5,048,284	5,081,214	5,081,214	5,280,002	7,765,421	7,765,421
Net Debt (Debt (1) minus Cash)	1,113,594	1,154,681	1,151,227	1,154,185	1,231,469	1,231,469	1,283,708	1,995,778	1,995,778
Undepreciated Assets (1)	4,939,213	4,922,919	4,987,533	5,048,284	5,081,214	5,081,214	5,280,002	7,765,421	7,765,421
Net Debt / Total Undepreciated Assets (1)	22.5%	23.5%	23.1%	22.9%	24.2%	24.2%	24.3%	25.7%	25.7%

Coverage Ratios (1)
Interest Expense	41,382	11,293	11,305	11,208	12,080	45,886	12,574	13,692	26,266
Scheduled Principal Payments	12,859	2,900	2,929	2,733	3,446	12,008	3,481	3,516	6,997
Fixed Charges	54,241	14,193	14,234	13,941	15,526	57,894	16,055	17,208	33,263
EBITDAre	303,156	76,390	76,358	79,167	83,742	315,657	97,543	46,015	143,558
Fixed Charges Coverage Ratio (EBITDAre) (1)	5.59	5.38	5.36	5.68	5.39	5.45	6.08	2.67	4.32
Adjusted EBITDAre	302,559	76,566	76,495	79,074	83,762	315,897	97,546	95,842	193,388
Fixed Charges Coverage Ratio (Adjusted EBITDAre) (1)	5.58	5.39	5.37	5.67	5.39	5.46	6.08	5.57	5.81

Net Debt (Debt (1) minus Cash)	1,113,594	1,154,681	1,151,227	1,154,185	1,231,469	1,231,469	1,283,708	1,995,778	1,995,778
Annualized EBITDAre (3)	296,700	305,564	305,432	316,668	334,968	334,968	390,172	184,060	184,060
Net Debt / Annualized EBITDAre (3)	3.75	3.78	3.77	3.64	3.68	3.68	3.29	10.84	10.84
Annualized Adjusted EBITDAre (3)	297,348	306,264	305,980	316,296	335,048	335,048	390,184	383,368	383,368
Net Debt / Annualized Adjusted EBITDAre (3)	3.75	3.77	3.76	3.65	3.68	3.68	3.29	5.21	5.21

Dividend Information
Common Dividends (4)	100,776	27,315	27,326	27,363	27,287	109,291	30,492	42,562	73,054
FFO	259,900	64,624	64,585	67,490	71,200	267,899	84,513	31,869	116,382
FFO Payout Ratio	38.8%	42.3%	42.3%	40.5%	38.3%	40.8%	36.1%	133.6%	62.8%
Transaction Costs (2)	1,661	91	137	—	20	248	3	49,827	49,830
FFO before Transaction Costs (2)	261,561	64,715	64,722	67,490	71,220	268,147	84,516	81,696	166,212
FFO Payout Ratio before Transaction Costs (2)	38.5%	42.2%	42.2%	40.5%	38.3%	40.8%	36.1%	52.1%	44.0%

Cousins Properties	32	Q2 2019 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st	2019 2nd	YTD 2019

FFO	259,900	64,624	64,585	67,490	71,200	267,899	84,513	31,869	116,382
Amortization of Deferred Financing Costs	1,800	603	601	606	607	2,417	615	630	1,245
Non-Cash Stock-Based Compensation	1,983	543	579	560	575	2,257	607	625	1,232
Non-Real Estate Depreciation and Amortization	1,874	473	468	469	462	1,872	456	454	910
Lease Inducements	485	147	189	175	249	760	157	(401)	(244)
Straight Line Rent Ground Leases	440	110	110	243	126	589	138	257	251
Above and Below Market Ground Rent	159	39	40	39	40	158	39	40	79
Transaction Costs (2)	1,661	91	137	—	20	248	3	49,827	49,830
Above and Below Market Debt	(3,937)	(239)	(239)	(213)	(189)	(880)	—	(34)	(34)
(Gain) Loss on Extinguishment of Debt	(2,258)	85	—	(93)	—	(8)	—	—	—
Deferred Income - Tenant Improvements	(2,868)	(819)	(857)	(930)	(1,166)	(3,772)	(870)	(940)	(1,810)
Above and Below Market Rents	(7,221)	(1,793)	(1,714)	(1,730)	(1,640)	(6,877)	(1,670)	(1,981)	(3,651)
Second Generation CAPEX	(53,485)	(11,256)	(11,077)	(15,152)	(19,182)	(56,667)	(8,074)	(40,604)	(48,678)
Straight Line Rental Revenue	(30,973)	(8,136)	(5,690)	(5,148)	(7,043)	(26,017)	(8,732)	(6,068)	(14,800)
Gain on Sales of Undepreciated Investment Properties	(67)	(330)	(2,449)	—	(512)	(3,291)	(13,132)	(1,337)	(14,469)
FAD (1)	167,493	44,142	44,683	46,316	43,547	178,688	54,050	32,337	86,243
Common Dividends (4)	100,776	27,315	27,326	27,363	27,287	109,291	30,492	42,562	73,054
FAD Payout Ratio (1)	60.2%	61.9%	61.2%	59.1%	62.7%	61.2%	56.4%	131.6%	84.7%

Operations Ratio
Total Undepreciated Assets (1)	4,939,213	4,922,919	4,987,533	5,048,284	5,081,214	5,081,214	5,280,002	7,765,421	7,765,421
General and Administrative Expenses	27,523	6,809	8,071	3,913	3,247	22,040	11,460	8,374	19,834
Annualized General and Administrative Expenses (5) / Total Undepreciated Assets	0.56%	0.55%	0.65%	0.31%	0.26%	0.43%	0.87%	0.43%	0.51%

2nd Generation TI & Leasing Costs & Building CAPEX
Second Generation Leasing Related Costs	50,616	10,319	10,379	14,853	15,598	51,149	7,527	39,834	47,361
Second Generation Building Improvements	2,869	937	698	299	3,584	5,518	547	770	1,317
	53,485	11,256	11,077	15,152	19,182	56,667	8,074	40,604	48,678

(1) Includes Company share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes that including these amounts in the categories indicated is meaningful to investors and analysts.

(2) In 2017 and 2018, transaction costs related primarily to the transactions with Parkway Properties, Inc. In 2019, transaction costs relate to the merger with TIER REIT, Inc.
(3) Annualized equals quarter amount annualized. Given the timing of the closing of the transactions with TIER, the actual calculation of this ratio is unusually high for the second quarter of 2019 and is expected to decrease when a full quarter of TIER operations is included in EBITDAre. Second quarter EBITADAre, annualized for the calculation, includes 17 days of Legacy TIER operations while the total impact of the TIER transactions is included in net debt as of June 30, 2019.

(4) The fourth quarter 2016 dividend was declared and paid in the first quarter of 2017.
(5) Quarter amount represents quarter annualized; year-to-date represents year-to-date actual annualized.
Note: Amounts may differ slightly from other schedules contained herein due to rounding.

Cousins Properties	33	Q2 2019 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net Income (Loss) Available to Common Stockholders	$(22,409)	$21,276	$12,932	$37,319
Depreciation and amortization of real estate assets:
Consolidated properties	50,450	45,207	95,855	89,827
Share of unconsolidated joint ventures	4,154	3,016	7,408	6,435
Partners' share of real estate depreciation	(99)	(70)	(195)	(139)
(Gain) loss on sale of depreciated properties:
Consolidated properties	33	(5,317)	54	(4,945)
Share of unconsolidated joint ventures	5	63	5	15
Non-controlling interest related to unitholders	(265)	410	323	697
Funds From Operations	$31,869	$64,585	$116,382	$129,209
TIER transaction costs	49,827	—	49,830	—
Funds From Operations before TIER transaction costs	$81,696	$64,585	$166,212	$129,209
Per Common Share — Diluted:
Net Income (Loss) Available to Common Stockholders	$(0.20)	$0.20	$0.12	$0.36
Funds From Operations	$0.28	$0.60	$1.05	$1.21
Funds From Operations before TIER transaction costs	$0.71	$0.60	$1.50	$1.21
Weighted Average Shares — Diluted	114,670	106,875	110,822	106,861

The table above shows Funds From Operations Available to Common Stockholders (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and other key employees.

Cousins Properties	34	Q2 2019 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	Three Months Ended		Six Months Ended
Net Operating Income (in thousands)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Net income (loss)	$(22,582)	$21,749	$13,423	$38,155
Net operating income from unconsolidated joint ventures	9,379	7,228	17,252	14,649
Fee income	(7,076)	(1,798)	(15,804)	(4,692)
Termination fee income	(190)	(639)	(710)	(999)
Other income	(11)	(493)	(151)	(1,093)
Reimbursed expenses	1,047	860	1,979	1,802
General and administrative expenses	8,374	8,071	19,834	14,880
Interest expense	12,059	9,714	22,879	19,492
Depreciation and amortization	50,904	45,675	96,765	90,768
Acquisition and transaction costs	49,827	137	49,830	228
Other expenses	624	44	804	364
(Gain) loss on extinguishment of debt	—	—	—	85
Income from unconsolidated joint ventures	(3,634)	(5,036)	(6,538)	(7,921)
(Gain) loss on sale of investment properties	(1,304)	(5,317)	(14,415)	(4,945)
Net Operating Income	$97,417	$80,195	$185,148	$160,773

Straight line rent	6,068	5,690	14,800	13,826
Non-cash income	3,322	2,571	5,705	5,183
Non-cash expense	(153)	(339)	(330)	(635)
Cash Basis Net Operating Income	$88,180	$72,273	$164,973	$142,399

Net Operating Income
Same Property	$76,538	$73,224	$153,222	$146,743
Non-Same Property	20,879	6,971	31,926	14,030
	$97,417	$80,195	$185,148	$160,773

Cash Basis Net Operating Income
Same Property	$69,924	$66,261	$137,044	$130,806
Non-Same Property	18,256	6,012	27,929	11,593
	$88,180	$72,273	$164,973	$142,399

Cousins Properties	35	Q2 2019 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DISCUSSION

The Company uses non-GAAP financial measures in its filings and other public disclosures. The following is a list of non-GAAP financial measures that the Company commonly uses and a description for each measure of (1) the reasons that management believes the measure is useful to investors and (2) if material, any additional uses of the measure by management of the Company.

“Cash-Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.

“EBITDAre” is a supplemental operating performance measure used in the real estate industry. The Company calculates EBITDAre in accordance with the National Association of Real Estate Investment Trusts' (“NAREIT”) definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)) plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the disposition of depreciated property, and impairment losses. All additions include the Company's share of unconsolidated joint ventures. Management believes that EBITDAre provides analysts and investors with uniform and appropriate information to use in various ratios that evaluate the Company's level of debt.

“Adjusted EBITDAre” represents EBITDAre plus loss on debt extinguishment and acquisition and transaction costs. Management believes that Adjusted EBITDAre provides analysts and investors with appropriate information to use in various ratios that evaluate the Company's level of debt.

"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of non-cash items and gains (losses) on undepreciated real estate sales. Management believes that FAD provides analysts and investors with information that assists in the comparability of the Company's dividend policy with other real estate companies.

“Funds From Operations Available to Common Stockholders” (“FFO”) is a supplemental operating performance measure used in the real estate industry. The Company calculates FFO in accordance with the NAREIT definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable real property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.
“Net Debt” represents the Company's consolidated debt plus the Company's share of unconsolidated debt less cash and cash equivalents. The Company believes excluding cash and cash equivalents from total debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.

“Net Operating Income” ("NOI") is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. Net Operating Income, which is rental property revenues less termination fees and rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation and amortization are also excluded from Net Operating Income for the reasons described under FFO above.

“Same Property Net Operating Income” represents Net Operating Income or Cash-Basis Net Operating Income for those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that achieved 90% economic occupancy or has been substantially complete and owned by the Company for each of the two periods presented. Same Property Net Operating Income or Cash-Basis Same Property Net Operating Income allows analysts, investors and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.

“Second Generation Tenant Improvements and Leasing Costs and Building Capital Expenditures” is used in the valuation and analysis of real estate. Because the Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the Statements of Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary for operating and maintaining existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes from second generation costs amounts incurred to lease vacant space in newly acquired buildings as well as building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards. In addition, the Company excludes leasing costs and building improvements associated with properties identified as under redevelopment or repositioning.

“Net Income and FFO Before Transaction Costs” represents net income and FFO before costs associated with the merger with TIER.  Management believes that Net Income and FFO Before Transaction Costs provides analysts and investors with appropriate information related to the Company’s core operations and for comparability of the results of its operations with other real estate companies.

Cousins Properties	36	Q2 2019 Supplemental Information